EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-88212 on Form S-8 of our report dated December 14, 2005, appearing in this Annual Report on Form 11-K of Knape & Vogt Manufacturing Company Employees’ Retirement Savings Plan for the year ended June 30, 2005.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan
December 22, 2005